Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. Registration Statement No. 333- 257477 on Form S-8 of our report dated March 18, 2022, relating to the financial statements of Bright Health Group, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
March 18, 2022